Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, to the use of the name Netherland, Sewell & Associates, Inc., to the references to our report of Riley Exploration - Permian, LLC’s oil and natural gas reserves estimates and future net revenue as of September 30, 2017, and the inclusion of our corresponding report letter, dated May 30, 2018, in the Form S-1 Registration Statement (the “Registration Statement”) and related prospectus of Riley Exploration Permian, Inc. as Exhibit 99.1. We also consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, to all references to us contained in such Registration Statement, including in the prospectus under the heading “Experts.”

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ G. Lance Binder, P.E.
G. Lance Binder, P.E.
Executive Vice President

Dallas, Texas

June 26, 2018